UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2008

NOVINT TECHNOLOGIES, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-51783 (Commission File Number)	85-0461778 (IRS Employer Identification Number)

4109 Bryan Avenue, NW
Albuquerque, New Mexico 87114
(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 298-4420

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Report contains forward-looking statements. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. Forward-looking statements usually contain the words "estimate," "anticipate," "believe," "expect," or similar expressions, and are subject to numerous known and unknown risks and uncertainties. In evaluating such statements, prospective investors should carefully review various risks and uncertainties identified in the Company's other SEC filings including periodic reports and registration statements. These risks and uncertainties could cause the Company's actual results to differ materially from those indicated in the forward-looking statements. The Company undertakes no obligation to update or publicly announce revisions to any forward-looking statements to reflect future events or developments.

Item 8.01  Other Events

On February 1, 2008, Novint entered into a Marketing Agreement with Intel Corporation, expiring on December 31, 2009, that sets forth parameters for the further potential development and marketing of Novint’s haptics (touch) technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVINT TECHNOLOGIES, INC.

By:	/s/ Tom Anderson
Tom Anderson,
Chief Executive Officer and President
Dated: March 13, 2008